Exhibit 4.1
FIRST SUPPLEMENTAL INDENTURE
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 23 2009, among Centerplate, Inc. (the “Company”), a Delaware corporation formerly known as Volume Services America Holdings, Inc., the subsidiaries of the Company listed on the signature pages hereto (the “Guarantors”) and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).
RECITALS
     WHEREAS, the Company, the Guarantors and the Trustee are parties to an Indenture dated December 10, 2003 (as amended, supplemented, waived or otherwise modified, the “Indenture”) providing for the issuance of an aggregate original principal amount of $95,677,065 of 13.5% Subordinated Notes due 2013 (the “Notes”);
     WHEREAS, the Company and the Guarantors propose to amend the Indenture and the Notes (the “Proposed Amendments”) as contemplated hereby;
     WHEREAS, the Company has solicited the consent of the Holders of the Notes pursuant to the Offer to Purchase and Consent Solicitation Statement, dated December 23, 2008, as amended, supplemented or modified (the “Consent Solicitation Statement”) to the Proposed Amendments upon the terms and subject to the conditions set forth therein;
     WHEREAS, the Company has received and delivered to the Trustee evidence of the consent of the Holders of at least a majority in aggregate principal amount of the Notes to the Proposed Amendments;
     WHEREAS, the consent of the Holders of at least a majority in aggregate principal amount of the Notes is sufficient under the Indenture to effect the Proposed Amendments;
     WHEREAS, the Supplemental Indenture does not adversely affect the rights under Articles 10 or 12 of the Indenture of any holder of Senior Indebtedness, as defined in the Indenture;
     WHEREAS, all other acts and proceedings required by law, by the Indenture, and by the organizational documents of the Company and the Guarantors to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;
     WHEREAS, while this Supplemental Indenture will become effective when executed, the terms hereof will not become operative until the Notes are accepted for purchase by the Company pursuant to the tender offer contemplated by the Consent Solicitation Statement (such acceptance date, the “Operative Date”); and
     WHEREAS, pursuant to Section 9.02 of the Indenture, the Company and the Guarantors may amend or supplement the Indenture and the Notes as contemplated hereby provided that the

Holders of at least a majority in aggregate principal amount of the Notes then outstanding have consented.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to effect the Proposed Amendments pursuant to Section 9.02 of the Indenture, the Company and the Guarantors agree with the Trustee as follows:
ARTICLE 1
AMENDMENT OF INDENTURE AND NOTES
     1.01. Effective as of the Operative Date, pursuant to Section 9.02 of the Indenture, this Supplemental Indenture amends the Indenture and Notes as provided for herein.
     1.02. Amendment of Section 1.01. Section 1.01 of the Indenture is hereby amended as follows:
     (a) the definitions listed in Schedule 1.01 hereto are hereby deleted in their entirety;
     (b) the definitions listed in Schedule 1.01(A) hereto are hereby amended and restated as described in Schedule 1.01A;
     1.03. Amendment of Section 1.02. Section 1.02 of the Indenture is hereby amended by deleting in their entirety the references listed in Schedule 1.02 hereto;
     1.04. Amendment of Section 2.15. Section 2.15 of the Indenture is hereby amended and restated as follows:
     Section 2.15. Extension of Maturity. The Company may irrevocably extend the maturity date of the Securities for two additional successive five-year terms to December 10, 2018 and December 10, 2023, respectively, if the following conditions are satisfied as of the date the Company delivers to the Trustee the Officer’s Certificate described below:
     (1) during the twelve month period ending on the last day of the fiscal quarter ending at least 45 days prior to the date such Officer’s Certificate is furnished to the Trustee, the ratio of Net Debt to Adjusted EBITDA is less than 5.00 to 1.00;
     (2) no Event of Default (including certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary) has occurred and is continuing with respect to the Securities;
     (3) no Event of Default has occurred and is continuing with respect to any other Indebtedness of the Company, or could occur as a result of such extension, including under any Designated Senior Indebtedness; and

     (4) there is no interest due but unpaid on the Securities or any other Indebtedness of the Company, other than trade payables in an immaterial amount.
     If the Company determines to extend the maturity of the Securities, the Company, or the Trustee at the Company’s direction, shall mail a notice of such extension, which notice shall include the new maturity date, by first-class mail to each Holder at such Holder’s registered address, at least 30 and not more than 200 days prior to the previous maturity date; provided that in each such case, the Company shall deliver to the Trustee, at least 10 and not more than 15 days prior to the proposed date for giving such notice, an Officer’s Certificate requesting that the Trustee give such notice (or informing the Trustee that the Company is giving such notice, as applicable) and setting forth the information required above. The extension of the maturity date of the Securities shall become effective automatically upon delivery of such Officer’s Certificate to the Trustee and, once effective, may not be revoked.
     1.05. Amendment of Section 4.02. Section 4.02 is hereby amended and restated as follows:
SECTION 4.02. [INTENTIONALLY OMITTED]
     1.06. Amendment of Section 4.03. Section 4.03 is hereby amended and restated as follows:
SECTION 4.03. [INTENTIONALLY OMITTED]
     1.07. Amendment of Section 4.04. Section 4.04 is hereby amended and restated as follows:
SECTION 4.04. [INTENTIONALLY OMITTED]
     1.08. Amendment of Section 4.05. Section 4.05 is hereby amended and restated as follows:
SECTION 4.05. [INTENTIONALLY OMITTED]
     1.09. Amendment of Section 4.06. Section 4.06 is hereby amended and restated as follows:
SECTION 4.06. [INTENTIONALLY OMITTED]
     1.10. Amendment of Section 4.07. Section 4.07 is hereby amended and restated as follows:
SECTION 4.07. [INTENTIONALLY OMITTED]
     1.11. Amendment of Section 4.08. Section 4.08 is hereby amended and restated as follows:
SECTION 4.08. [INTENTIONALLY OMITTED]

     1.12. Amendment of Section 4.09. Section 4.09 is hereby amended and restated as follows:
SECTION 4.09. [INTENTIONALLY OMITTED]
     1.13. Amendment of Section 4.10. Section 4.10 is hereby amended and restated as follows:
SECTION 4.10. [INTENTIONALLY OMITTED]
     1.14. Amendment of Section 4.11. Section 4.11 is hereby amended and restated as follows:
SECTION 4.11. [INTENTIONALLY OMITTED]
     1.15. Amendment of Section 4.13. Section 4.13 is hereby amended and restated as follows:
SECTION 4.13. [INTENTIONALLY OMITTED]
     1.16. Amendment of Section 4.14. Section 4.14 is hereby amended and restated as follows:
SECTION 4.14. [INTENTIONALLY OMITTED]
     1.17. Amendment of Section 4.15. Section 4.15 is hereby amended and restated as follows:
Section 4.15. Formation of IDSs; Rato of Common Stock to Securities. Effective upon consummation of the transactions contemplated by that certain Agreement and Plan of Merger dated as of September 18, 2008, by and among KPLT Holdings, Inc., KPLT Mergerco, Inc., and the Company, initially filed with the SEC on September 22, 2008, as an exhibit to the Company’s Form 8-K, the IDSs shall, without further action on the part of the holders, be irrevocably separated.
     1.18. Amendment of Section 5.01. Section 5.01 is hereby amended and restated as follows:
SECTION 5.01. [INTENTIONALLY OMITTED]
     1.19. Amendment of Section 6.01. Section 6.01 is hereby amended by replacing the text in clauses (3), (4), (6), (9) and (10), in each case, with the text “[INTENTIONALLY OMITTED]”.
     1.20. Amendment of Section 8.02. Section 8.02 is hereby amended and restated as follows:
SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

     (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to maturity or redemption, as the case may be;
     (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be; and
     (3) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.
     1.21. Amendment of Notes.
     (a) The final paragraph of Section 1 of the Notes is hereby amended and restated as follows:
     As provided in Section 2.15 of the Indenture, the Company may irrevocably extend the maturity date of any Securities for two additional successive five-year terms, to December 10, 2018 and December 10, 2023, respectively, if the following conditions are satisfied as of the date the Company delivers the Officer’s Certificate required by such Section 2.15:
     (1) during the twelve month period ending on the last day of the fiscal quarter ending at least 45 days prior to the date such Officer’s Certificate is furnished to the Trustee, the ratio of Net Debt to Adjusted EBITDA is less than 5.00 to 1.00;
     (2) no Event of Default (including certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary) has occurred and is continuing with respect to the Securities;
     (3) no Event of Default has occurred and is continuing with respect to any other Indebtedness of the Company, or could occur as a result of such extension, including under any Designated Senior Indebtedness; and
     (4) there is no interest due but unpaid on the Securities or any other Indebtedness of the Company, other than trade payables in an immaterial amount.
     (b) The final two sentences in the second paragraph of Section 4 of the Notes are hereby deleted.
     (c) Section 8 of the Notes is hereby amended and restated as follows:
8. [INTENTIONALLY OMITTED]

     (d) the first paragraph of Section 15 of the Notes is hereby deleted.
ARTICLE 2
THE TRUSTEE
     2.01. Privileges and Immunities of Trustee. The Trustee accepts the amendment of the Indenture and the Notes effected by this Supplemental Indenture but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. The Trustee shall not be responsible for the adequacy, validity or sufficiency of this Supplemental Indenture, for the due execution thereof by the Company and the Guarantors or for the recitals or statements contained herein, which are the Company’s and the Guarantors’ responsibilities.
ARTICLE 3
MISCELLANEOUS PROVISIONS
     3.01. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
     3.02. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, EACH SUBSIDIARY GUARANTOR, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE NOTES.
     3.03. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture will take effect immediately upon execution by the parties hereto, however, the terms hereof will not become operative until the Operative Date. On the Operative Date this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

     3.04. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.
     3.05. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
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          IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

CENTERPLATE, INC. f/k/a Volume Services America Holdings, Inc
By:	/s/ Kevin F. McNamara
	Name:	Kevin F. McNamara
	Title:	Executive Vice President & Chief Financial Officer

VOLUME SERVICES AMERICA, INC., as Guarantor
By:	/s/ Kevin F. McNamara
	Name:	Kevin F. McNamara
	Title:	Executive Vice President & Chief Financial Officer

VOLUME SERVICES, INC., as Guarantor
By:	/s/ Kevin F. McNamara
	Name:	Kevin F. McNamara
	Title:	Executive Vice President & Chief Financial Officer

SERVICE AMERICA CORPORATION, as Guarantor
By:	/s/ Kevin F. McNamara
	Name:	Kevin F. McNamara
	Title:	Executive Vice President & Chief Financial Officer

SERVICE AMERICA CONCESSIONS CORPORATION, as Guarantor
By:	/s/ Kevin F. McNamara
	Name:	Kevin F. McNamara
	Title:	Executive Vice President & Chief Financial Officer

SERVICE AMERICA OF TEXAS, INC., as Guarantor
By:	/s/ Kevin F. McNamara
	Name:	Kevin F. McNamara
	Title:	Executive Vice President & Chief Financial Officer

CENTERPLATE OF KANSAS, INC., as Guarantor
By:	/s/ Kevin F. McNamara
	Name:	Kevin F. McNamara
	Title:	Executive Vice President & Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Vanessa Mack
	Name:	Vanessa Mack
	Title:	Vice President